Exhibit 99.3

Improvement of Brain Energy Metabolism in Relapsing MS Results from Phase 2 REPAIR-MS Clinical Trial With CNM-Au8

RepairMS

P100

Robert Glanzman[1], Jimin Ren[2], Austin Rynders[1], Karen S. Ho[1], Michael T. Hotchkin[1] Benjamin Greenberg[2]

[1]Clene Nanomedicine, Inc. Holladay, UT/United States of America, [2]UT Southwestern, Dallas, TX/United States of America

Primary Endpoint


REPAIR Integrated Analysis
^{31}P-MRS Change in Brain NAD$^+$/NADH Ratio at End of Treatment
Primary Endpoint


REPAIR Integrated Analysis
^{31}P-MRS Average Change in Brain NAD & NADH (% Fraction)
Secondary Endpoint

Improved NAD+/NADH Ratio


REPAIR-MS
^{31}P-MRS Change in Brain NAD$^+$/NADH Ratio at End of Treatment
Primary Endpoint


REPAIR-MS
^{31}P-MRS Average Change in Brain NAD & NADH (% Fraction)
Secondary Endpoint

Post-Treatment Washout Returned NAD+/NADH to Baseline Levels


REPAIR-MS
^{31}P-MRS Change in Brain NAD$^+$/NADH Ratio to End of Study

Improved Key Indices of Energetic Potential


REPAIR-MS
^{31}P-MRS Change in β-ATP at End of Treatment
Baseline β-ATP Level
r^2 = 0.7103
p = 0.0011


REPAIR-MS
^{31}P-MRS Change in Phosphorylation Potential at End of Treatment
Baseline Phosphorylation Potential
r^2 = 0.6773
p = 0.0010

Design: Open-label, dose blinded 12-week treatment (n=13)

Safety: No SAEs; TEAEs were all mild-to-moderate severity and transient

Results:

- Statistically significant increase in NAD$^+$/NADH ratio based on pre-specified integrated analyses of PD & MS cohorts
- MS population trend in brain NAD$^+$/NADH ratio improvement driven by increased NAD$^+$ and decreased NADH
- CNM-Au8 treatment equilibrated key markers of brain metabolism
- Demonstration of CNS target engagement